                                                                               EXHIBIT 99.1

FOR IMMEDIATE RELEASE  September 17, 2001

        ENERGY WEST Incorporated (NASDAQ Symbol: EWST) announced today that, after 26 years of service, Larry Geske has decided to retire from his position as President and CEO of the
Company.  Mr. Geske also has decided not to stand for reelection to the Company's Board of
Directors.  His present term of office as a director expires at the next annual meeting of the Company to be held in November.  Mr. Geske said he is retiring in order to focus his time on personal and community projects.

        The Company also announced that Edward Bernica, the Company's Chief Operating Officer and Chief Financial Officer, had been appointed President and Chief Executive Officer of the
Company, effective immediately.  Mr. Bernica has been the Company's CFO for five years, and has been the Company's COO for two years.

        During Mr. Geske's tenure, ENERGY WEST saw substantial growth, growing from a utility serving Great Falls, Montana, to a company which serves customers throughout the intermountain west with natural gas, propane and electricity.

        Mr. Geske stated "the best thing about my years with ENERGY WEST has been the opportunity to work with such a fine and dedicated group of people.  Although I will miss the day to day challenges and opportunities of being the CEO of this organization, I look forward to the chance to focus my efforts on other projects for the community."

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        This press release contains forward-looking statements that involve risks and uncertainties.  The actual results of ENERGY WEST could differ materially from any expected results because of a variety of factors, including business conditions and the state of the general economy, particularly the utility and energy industries, energy prices, the competitive environment within the utility industry and changes in laws and regulations that govern the Company's business, particularly energy regulations.

For additional information please contact:
        John C. Allen, General Counsel and Vice President of Human Resources, 406-791-7503,
        JCALLEN@EWST.COM
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        Edward J. Bernica, President and CEO, 406-791-7543, EJBERNICA@EWST.COM
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Our toll-free number is 1-800-570-5688.  Our web address is WWW.EWST.COM
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Our address is P.O. Box 2229, Great Falls MT 59403-2229.